EXHIBIT 10.44
BASE SALARIES FOR NAMED EXECUTIVE OFFICERS
     On January 22, 2007, the Compensation and Benefits Committee of the Board of Directors of American Express Company (the “Company”) approved the annual base salaries (effective as of such date) of the Company’s executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement, dated March 17, 2006) for 2007 and 2006:

Name and Position	Year	Base Salary
Kenneth I. Chenault	2007	$1,250,000
Chairman and Chief	2006	$1,100,000
Executive Officer
Gary L. Crittenden (1)	2007	$675,000
Former Executive Vice President	2006	$575,000
and Chief Financial Officer; Head, Global Network Services
Edward P. Gilligan	2007	$725,000
Group President	2006	$575,000
American Express International and Global Corporate Services
Alfred F. Kelly, Jr.	2007	$725,000
Group President	2006	$575,000
Consumer, Small Business and Merchant Services
Louise M. Parent	2007	$525,000
Executive Vice President	2006	$500,000
and General Counsel

(1)	Mr. Crittenden resigned from the Company effective February 23, 2007.